Exhibit 10.10(a)
Jerry DeBoer was hired by the Company pursuant to an offer letter, dated November 20, 2000, which letter is attached as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended February 3, 2001. Effective on the day on which general salary increases, if any, become effective for other employees of the Employer for fiscal 2011, Mr. DeBoer’s Base Salary shall be $357,200.